Exhibit 99.1

SUPPLEMENTAL HISTORICAL SEGMENT FINANCIAL INFORMATION

We are furnishing to investors supplemental historical financial information by new reportable segment for our quarterly and annual results of fiscal 2018 as well as annual results for fiscal 2017 and 2016. We believe the presentation of our historical segment financial information by new reportable segment provides useful supplemental information to investors to better understand the impact of segment changes.

The executive who was our segment manager of the Distribution Solutions segment retired from the Company in January 2018. As a result, the Company’s chief operating decision maker (“CODM”) evaluated our management and operating structure. In connection with the completion of this evaluation in the first quarter of fiscal 2019, our operating structure is realigned, and commencing in the first quarter of fiscal 2019, we report our financial results in three reportable segments on a retrospective basis: U.S. Pharmaceutical and Specialty Solutions, European Pharmaceutical Solutions and Medical-Surgical Solutions. All remaining operating segments and business activities that are not significant enough to require separate reportable segment disclosure are included in Other. The segment changes reflect how our CODM allocates resources and assesses performance commencing in first quarter of fiscal 2019. The segment changes did not affect the previously issued consolidated financial statements nor earnings per common share of McKesson for historical periods.

Exhibit I: provides a reconciliation of the Company’s previously reported GAAP segment financial results to Adjusted Earnings (Non-GAAP) supplemental to our quarterly and annual results of fiscal 2018 as well as annual results for fiscal 2017 and 2016.

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SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the Company’s financial results as determined by generally accepted accounting principles (“GAAP”), McKesson Corporation (the “Company” or “we”) also presents the following Non-GAAP measures in this press release. The Company believes the presentation of Non-GAAP measures provides useful supplemental information to investors with regard to its operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company’s Non-GAAP measures used in the press tables may be defined and calculated differently by other companies in the same industry.

•	Adjusted Earnings (Non-GAAP): We define Adjusted Earnings as GAAP income from continuing operations attributable to McKesson, excluding amortization of acquisition-related intangibles, acquisition-related expenses and adjustments, Last-In-First-Out (“LIFO”) inventory-related adjustments, gains from antitrust legal settlements, restructuring charges, other adjustments as well as the related income tax effects for each of these items, as applicable. The Company evaluates its definition of Adjusted Earnings on a periodic basis and updates the definition from time to time. The evaluation considers both the quantitative and qualitative aspects of the Company’s presentation of Adjusted Earnings. A reconciliation of McKesson’s GAAP financial results to Adjusted Earnings (Non-GAAP) is provided in Exhibit I of the financial statement tables included with this release.

Amortization of acquisition-related intangibles - Amortization expenses of intangible assets directly related to business combinations and/or the formation of joint ventures and equity method investments.

Acquisition-related expenses and adjustments - Transaction, integration and other expenses that are directly related to business combinations, the formation of joint ventures and the Healthcare Technology Net Asset Exchange. Examples include transaction closing costs, professional service fees, legal fees, restructuring or severance charges, retention payments and employee relocation expenses, facility or other exit-related expenses, certain fair value adjustments including deferred revenues, contingent consideration and inventory, recoveries of acquisition-related expenses or post-closing expenses, bridge loan fees, gains or losses related to foreign currency contracts entered into directly due to acquisitions, gains or losses on business combinations, and gain on the Healthcare Technology Net Asset Exchange.

LIFO inventory-related adjustments - LIFO inventory-related non-cash expense or credit adjustments.

Gains from antitrust legal settlements - Net cash proceeds representing the Company’s share of antitrust lawsuit settlements.

Restructuring charges - Non-acquisition related restructuring charges that are incurred for programs in which we change our operations, the scope of a business undertaken by our business units, or the manner in which that business is conducted. Such charges may include employee severance, retention bonuses, facility closure or consolidation costs, lease or contract termination costs, asset impairments, accelerated depreciation and amortization, and other related expenses. The restructuring programs may be implemented due to the sale or discontinuation of a product line, reorganization or management structure changes, headcount rationalization, realignment of operations or products, and/or Company-wide cost saving initiatives. The amount and/or frequency of these restructuring charges are not part of our underlying business, which includes normal levels of reinvestment in the business. Any credit adjustments due to subsequent changes in estimates are also excluded. These restructuring charges are reflected under various captions within our operating expenses.

Other adjustments - The Company evaluates the nature and significance of transactions qualitatively and quantitatively on an individual basis and may include them in the determination of our Adjusted Earnings from time to time. While not all-inclusive, other adjustments may include: gains or losses from divestitures of businesses that do not qualify as discontinued operations and from dispositions of assets; asset impairments; adjustments to claim and litigation reserves for estimated probable losses; certain discrete benefits related to the December 2017 enactment of the 2017 Tax Cuts and Jobs Act; gains or losses from debt extinguishment; and other similar substantive and/or infrequent items as deemed appropriate.

Income taxes on Adjusted Earnings are calculated in accordance with Accounting Standards Codification (“ASC”) 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

Additionally, our equity method investments’ financial results are adjusted for the above noted items.

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SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

•	Constant Currency (Non-GAAP): To present our financial results on a constant currency basis, we convert current year period results of our operations in foreign countries, which are recorded in local currencies, into U.S. dollars by applying the average foreign currency exchange rates of the comparable prior year period. The supplemental constant currency information of the Company’s GAAP financial results and Adjusted Earnings (Non-GAAP) is provided in Exhibit I of the financial statement tables included with this release.

The Company internally uses Non-GAAP financial measures in connection with its own financial planning and reporting processes. Specifically, Adjusted Earnings serves as one of the measures management utilizes when allocating resources, deploying capital and assessing business performance and employee incentive compensation. The Company conducts its business internationally in local currencies, including Euro, British pound sterling and Canadian dollars. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. We present constant currency information to provide a framework for assessing how our business performed excluding the estimated effect of foreign currency exchange rate fluctuations. Nonetheless, Non-GAAP financial results and related measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.

Exhibit I

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McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP) SUPPLEMENTAL

FOR FISCAL YEAR AND FISCAL QUARTERS OF 2018

(unaudited)

(in millions)

	Quarter Ended June 30, 2017			Quarter Ended September 30, 2017			Quarter Ended December 31, 2017			Quarter Ended March 31, 2018			Year Ended March 31, 2018
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)
REVENUES
U.S. Pharmaceutical and Specialty Solutions	$40,282	$—	$40,282	$40,603	$—	$40,603	$41,969	$—	$41,969	$39,733	$—	$39,733	$162,587	$—	$162,587
European Pharmaceutical Solutions	6,382	—	6,382	6,773	—	6,773	6,989	—	6,989	7,176	—	7,176	27,320	—	27,320
Medical-Surgical Solutions	1,533	—	1,533	1,660	—	1,660	1,693	—	1,693	1,725	—	1,725	6,611	—	6,611
Other (1)	2,854	—	2,854	3,025	—	3,025	2,966	—	2,966	2,994	—	2,994	11,839	—	11,839
Revenues	$51,051	$—	$51,051	$52,061	$—	$52,061	$53,617	$—	$53,617	$51,628	$—	$51,628	$208,357	$—	$208,357
OPERATING PROFIT
U.S. Pharmaceutical and Specialty Solutions	$475	$54	$529	$710	$(40)	$670	$565	$40	$605	$785	$(23)	$762	$2,535	$31	$2,566
European Pharmaceutical Solutions	35	49	84	(547)	636	89	16	69	85	(1,185)	1,267	82	(1,681)	2,021	340
Medical-Surgical Solutions	108	17	125	118	18	136	123	18	141	112	30	142	461	83	544
Other (1) (2)	17	214	231	74	167	241	180	33	213	(378)	621	243	(107)	1,035	928
Operating profit	635	334	969	355	781	1,136	884	160	1,044	(666)	1,895	1,229	1,208	3,170	4,378
Corporate	(109)	(3)	(112)	(108)	15	(93)	(120)	13	(107)	(227)	21	(206)	(564)	46	(518)
Income from continuing operations before interest expense and income taxes	$526	$331	$857	$247	$796	$1,043	$764	$173	$937	$(893)	$1,916	$1,023	$644	$3,216	$3,860
OPERATING PROFIT AS A % OF REVENUES
U.S. Pharmaceutical and Specialty Solutions	1.18%		1.31%	1.75%		1.65%	1.35%		1.44%	1.98%		1.92%	1.56%		1.58%
European Pharmaceutical Solutions	0.55		1.32	(8.08)		1.31	0.23		1.22	(16.51)		1.14	(6.15)		1.24
Medical-Surgical Solutions	7.05		8.15	7.11		8.19	7.27		8.33	6.49		8.23	6.97		8.23

(1)	Other primarily includes the results of our McKesson Canada, McKesson Prescription Technology Solutions and Enterprise Information Solutions (“EIS”) businesses.
(2)	Operating profit also includes the gain on the 2018 third quarter sale of our EIS business, as reported under GAAP, and our proportionate share of income (loss) from our equity method investment in Change Healthcare. Our equity method investment in Change Healthcare includes amortization of acquisition-related intangibles which is included in our proportionate share of the income (loss) from this equity method investment.

Exhibit I

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McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP) SUPPLEMENTAL

FOR FISCAL 2016 - 2017

(unaudited)

(in millions)

	Year Ended March 31, 2017			Year Ended March 31, 2016
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)
REVENUES
U.S. Pharmaceutical and Specialty Solutions	$155,236	$—	$155,236	$149,222	$—	$149,222
European Pharmaceutical Solutions	24,847	—	24,847	23,497	—	23,497
Medical-Surgical Solutions	6,244	—	6,244	6,033	—	6,033
Other (1)	12,206	—	12,206	12,132	—	12,132
Revenues	$198,533	$—	$198,533	$190,884	$—	$190,884
OPERATING PROFIT
U.S. Pharmaceutical and Specialty Solutions	$2,488	$(2)	$2,486	$2,879	$296	$3,175
European Pharmaceutical Solutions	173	262	435	149	310	459
Medical-Surgical Solutions	401	86	487	280	123	403
Other (1) (2)	4,514	(3,542)	972	764	119	883
Operating profit	7,576	(3,196)	4,380	4,072	848	4,920
Corporate	(377)	(4)	(381)	(469)	19	(450)
Income from continuing operations before interest expense and income taxes	$7,199	$(3,200)	$3,999	$3,603	$867	$4,470
OPERATING PROFIT AS A % OF REVENUES
U.S. Pharmaceutical and Specialty Solutions	1.60%		1.60%	1.93%		2.13%
European Pharmaceutical Solutions	0.70		1.75	0.63		1.95
Medical-Surgical Solutions	6.42		7.80	4.64		6.68

(1)	Other primarily includes the results of McKesson Canada, McKesson Prescription Technology Solutions and our McKesson Technology Solutions (“MTS”) segment. In the fourth quarter of 2017, we contributed the majority of our MTS businesses to form a joint venture, Change Healthcare, LLC.
(2)	Operating profit also includes the net gain, as reported under GAAP, recognized from the Healthcare Technology Net Asset Exchange in the fourth quarter of 2017.